EXHIBIT 10.14



                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                  This Amendment to Executive Employment Agreement (the "Amendment") is entered into as of March 6, 2003 (the "Effective Date") by and between Gender Sciences, Inc. (the "Company") and Arnold M. Gans ("Executive").

                                    RECITALS

                  WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement dated as of January 1, 2003 (the "Employment Agreement') and desire to amend the Employment Agreement as set forth herein. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Employment Agreement.

                  NOW THEREFORE, BE IT RESOLVED, that the Employment Agreement is hereby amended as follows:

         1. Section 1.2 of the Employment Agreement is hereby amended and restated as follows:

                  "Duties and Responsibilities. Executive shall serve in the position of President. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to such position or other appropriate duties as may be assigned to him by the Company's Board of Directors. Executive shall devote his full productive time and best efforts to the performing of his duties and responsibilities under this Section 1.2."

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey as such laws are applied to contracts entered into and performed entirely within New Jersey by New Jersey residents.

         3. This Amendment may be signed in any number of counterparts, each of which will be deemed an original and all of which taken together shall constitute one and the same instrument. To the maximum extent permitted by law or by any applicable governmental authority, this Amendment may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

         4. Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect. This Amendment constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof.
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the first above written.


"Company"                              GENDER SCIENCES, INC.

                                       By: /s/ EUGENE TERRY
                                           --------------------

                                       Print Name: Eugene Terry
                                                   ------------

                                       Title: Chairman
                                              -----------------


"Executive"                            ARNOLD M. GANS

                                       /s/ ARNOLD M. GANS
                                       ------------------------